As filed with the Securities and Exchange Commission on November 17, 2017

Registration No. 333-[            ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GULF ISLAND FABRICATION, INC.

(Exact Name of Registrant as Specified in its Charter)

Louisiana	72-1147390
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

16225 Park Ten Place, Suite 280

Houston, Texas 77084

(713) 714-6100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David Schorlemer

Executive Vice President and Chief Financial Officer

Gulf Island Fabrication, Inc.

16225 Park Ten Place, Suite 280

Houston, Texas 77084

(713) 714-6100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Allen Frederic

Jones Walker L.L.P.

201 St. Charles Avenue, 51st Floor

New Orleans, Louisiana 70170-5100

(504) 582-8000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement,

as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

CALCULATION OF REGISTRATION FEE(1)

Title of each class of securities to be registered(1)	Amount to be registered(2); Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock
Preferred Stock
Debt Securities(4)	(5)	(5)
Warrants
Units
Rights
Total	$200,000,000	$24,900

(1)	These offered securities, each of which are described further in the accompanying prospectus, may be sold separately, together or as units with other offered securities, including issuances upon the conversion, exchange or exercise of other offered securities.
(2)	The registrant is registering hereunder an indeterminate number or amount of common stock, preferred stock, debt securities, warrants, units and rights, as it may from time to time issue at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies. The securities registered hereunder also include (i) such additional indeterminate number or amount of securities as may be issued upon the conversion, exchange or exercise of other offered securities to the extent no separate consideration is received therefor and (ii) such additional indeterminate number of shares of stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. In no event will the aggregate initial offering price of all securities issued pursuant to this registration statement exceed $200,000,000 (subject to Note 4 below).
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act.
(4)	Reflects the principal amount of any debt securities issued at, or at a premium to, their principal amounts, and the issue price rather than the principal amount of any debt securities issued at an original issue discount.
(5)	Calculated pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 457(o) and General Instruction II(D) of Form S-3 under the Securities Act, the table above omits certain information.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

Subject to Completion, Dated November 17, 2017

PROSPECTUS

$200,000,000

Gulf Island Fabrication, Inc.

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

RIGHTS

We may from time to time sell common stock, preferred stock, debt securities, warrants, units or rights in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $200,000,000. The securities described in this prospectus may be convertible into or exercisable or exchangeable for other securities. The securities offered by this prospectus may be sold separately, together or in combination with any other securities offered hereby.

This prospectus provides a general description of the securities we may offer. Any time we sell securities, we will disclose specific amounts, prices and terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest in any of our securities offered hereunder, you should read carefully this prospectus and the applicable prospectus supplement, together with the additional information described below.

We may sell these securities directly to our shareholders or to purchasers or through underwriters, dealers or other agents as designated from time to time. The applicable prospectus supplement for any offering of securities hereunder will describe in detail the plan of distribution for that offering, including information about any firms we use and the amounts we may pay them for their services.

Our common stock is listed on the NASDAQ Global Select Market under the trading symbol “GIFI.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Investing in these securities involves certain risks, including those referenced under the heading “Risk Factors” on page 2 of this prospectus. You should consider the risk factors described in any accompanying prospectus supplement and any documents incorporated by reference herein or therein before investing in any securities offered hereunder.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 17, 2017.

You should rely solely on the information contained in or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities or Exchange Commission, or SEC. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations or prospects may have changed since those dates.

The terms “Company,” “we,” “us” and “our” refer to Gulf Island Fabrication, Inc., and not any of our subsidiaries (unless the context otherwise requires and except in connection with the description of our business under the heading “Gulf Island Fabrication, Inc.,” where such terms refer to the consolidated operations of the Company and its subsidiaries). The term “securities” refers to any security that we might sell under this prospectus or any prospectus supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may, from time to time over the next three years, sell any of the securities described in this prospectus in one or more offerings, subject to certain limitations on the total amount of securities sold over such period.

This prospectus provides you with a general description of the securities we may offer. These summaries are not meant to be a complete description of such securities. Any time we sell these securities, we will provide a prospectus supplement that will contain specific information about the amounts, prices and terms of the securities offered, which may differ from or supersede some or all of the general terms summarized in this prospectus. The prospectus supplement may also add, update or change other information contained in or incorporated into this prospectus. Before investing in any of the securities sold hereunder, you should read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

Any of the securities described herein and in a prospectus supplement may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

You should rely only on the information contained, or incorporated by reference, in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement and any other document incorporated by reference, is accurate only as of the date on the front cover of the respective document. Our business, financial condition, results of operations and prospects may have changed since those dates.

Under no circumstances should the delivery of this prospectus to you create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

GULF ISLAND FABRICATION, INC.

Gulf Island Fabrication, Inc. (“Gulf Island,” and together with its subsidiaries “the Company,” “we” or “our”), is a leading fabricator of complex steel structures and marine vessels used in energy extraction and production, petrochemical and industrial facilities, power generation, alternative energy projects and shipping and marine transportation operations. We also provide related installation, hook-up, commissioning, repair and maintenance services with specialized crews and integrated project management capabilities. We are currently fabricating complex modules for the construction of a new petrochemical plant and two multi-purpose service vessels. We recently fabricated wind turbine foundations for the first offshore wind power project in the United States. We also constructed one of the largest liftboats servicing the Gulf of Mexico (“GOM”), one of the deepest production jackets in the GOM and the first SPAR fabricated in the United States. Our customers include U.S. and, to a lesser extent, international energy producers, petrochemical, industrial, power and marine operators. We operate and manage our business through three operating divisions: Fabrication, Shipyards and Services. Our corporate headquarters is located in Houston, Texas, with fabrication facilities located in Houma, Jennings and Lake Charles, Louisiana. Our fabrication facilities in Aransas Pass and Ingleside, Texas are currently being marketed for sale.

DESCRIPTION OF OUR OPERATIONS

Fabrication Division

Our Fabrication division primarily fabricates structures such as offshore drilling and production platforms and other steel structures for customers in the oil and gas industries including jackets and deck sections of fixed production platforms along with pressure vessels. Our Fabrication division also fabricates structures for alternative energy customers (such as the five jackets and piles we constructed for a shallow water wind turbine project off the coast of Rhode Island during 2015) as well as modules for an LNG facility. We have historically performed these activities out of our fabrication yards in Houma, Louisiana and formerly out of our fabrication yards in Aransas Pass and Ingleside, Texas.

Shipyards Division

Our Shipyards division primarily fabricates and repairs marine vessels including offshore supply vessels, anchor handling vessels, lift boats, tugboats and towboats. Our Shipyards division also constructs and owns drydocks to lift marine vessels out of the water in order to make repairs or modifications. Our marine repair activities include steel repair, blasting and painting services, electrical systems repair, machinery and piping system repairs and propeller, shaft and rudder reconditioning. Our Shipyards division also performs conversion projects that consist of lengthening or modifying the use of existing vessels to enhance their capacity or functionality. We perform these activities out of our facilities in Houma, Jennings and Lake Charles, Louisiana.

Services Division

Our Services division primarily provides interconnect piping services on offshore platforms and inshore structures. Interconnect piping services involve sending employee crews to offshore platforms in the Gulf of Mexico to perform welding and other activities required to connect production equipment, service modules and other equipment on a platform. We also contract with oil and gas companies that have platforms and other structures located in the inland lakes and bays throughout the Southeast for various on-site construction and maintenance activities. In addition, our Services division can fabricate packaged skid units and construct various municipal and drainage projects, such as pump stations, levee reinforcement, bulkheads and other projects for state and local governments.

For a more complete description of our business, please see the documents incorporated by reference herein that we have filed with the SEC, as described further below in this prospectus under the heading “Where You Can Find More Information.”

RISK FACTORS

An investment in our securities involves a high level of risk. You should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information,” as well as the risks included and incorporated by reference in this prospectus, including the risk factors incorporated by reference herein from our most recently-filed Annual Report on Form 10-K, as updated by quarterly and other reports and documents we file with the SEC after the date of such annual report and that are incorporated by reference herein. In addition, any prospectus supplement may include a discussion of any risk factors or other special considerations applicable to the securities being offered thereby.

THE OFFERING

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize the material terms and provisions of the various types of securities that we may offer hereunder. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.

We may sell from time to time, in one or more offerings:

•	common stock,

•	preferred stock, which may be convertible into shares of our common stock or other securities,

•	senior or subordinated debt securities,

•	warrants to purchase any of the securities listed above,

•	units consisting of two or more of the above-mentioned securities in any combination thereof, which may or may not be separate from one another and

•	rights to purchase our common stock, preferred stock, warrants or units.

Our ability to sell certain of these securities could be limited by our existing or future credit agreement, our Charter, Bylaws or by other factors, and you should not assume that we will be able to issue any or all of these securities if and when we require cash.

To the extent we describe the general terms of any of the above-listed securities under the headings “Description of Capital Stock”, “Description of Debt Securities”, “Description of Warrants”, “Description of Units” or “Description of Rights”, such descriptions are not intended to list all of the terms or provisions that may be applicable to any such securities to be sold hereunder, and we are not limited in any respect in our ability to issue securities with terms different from or in addition to those described under any such headings or elsewhere in this prospectus, provided that the terms are not inconsistent with our Charter, Bylaws or any applicable indenture or other similar instrument.

No director, officer, employee or stockholder of ours has any liability for (i) any of our obligations under any debt or equity securities issued in accordance with this prospectus or under any indenture, certificate of designations or other governing instrument delineating such obligations or (ii) any claim based on, in respect of, or by reason of such obligations or their creation. Each holder, upon our issuance of any such securities or our execution and delivery of any such instrument, waives and releases all such liability. This waiver and release are part of the consideration for issuance of such securities. Such waiver may not be effective to waive liabilities under the federal securities laws.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities described herein are expected to be used for general corporate purposes, including repayment of borrowings, capital expenditures, working capital, acquisitions of assets or businesses, or redemptions or repurchases of securities. Prior to use, the net proceeds may be temporarily invested or applied to repay short-term or revolving debt.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth unaudited information on the ratio of our earnings to fixed charges on a consolidated basis for the periods presented. For purposes of the ratios presented below, (i) earnings consist of our consolidated income from continuing operations before income taxes, equity in net income of unconsolidated entities, fixed charges and certain other expenses, and (ii) fixed charges include our consolidated interest expense, estimated interest on rent expense and interest capitalized.

	Year Ended December 31,					Nine Months Ended September 30, 2017
(unaudited)	2012	2013	2014	2015	2016
Ratio of earnings to fixed charges	*	49.67	644.89	*	17.73	*

*	Earnings were insufficient to cover fixed charges by $5.4 million, $38.7 million, and $30.8 million for the years ended December 31, 2012 and 2015, and for the nine months ended September 30, 2017, respectively.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the capital stock offered by this prospectus. The applicable prospectus supplement will describe the specific terms of the capital stock offered under that applicable prospectus supplement.

The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to the relevant provisions of the General Corporation Law of the State of Louisiana, our amended and restated articles of incorporation and our amended and restated bylaws. Copies of our amended and restated articles of incorporation and our amended and restated bylaws, which we refer to below respectively as our Charter and our Bylaws, are incorporated herein by reference and will be sent to you at no charge upon request. See “Where You Can Find More Information” below.

Authorized Capital Stock

Our authorized capital stock consists of 20,000,000 shares of common stock, no par value per share, which we refer to as the common stock, of which 14,851,949 shares were outstanding as of September 30, 2017, and 5,000,000 shares of preferred stock, no par value per share, which we refer to as the preferred stock, of which none were outstanding as of September 30, 2017.

The rights of all holders of the common stock are identical in all respects. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the shareholders. The holders of the common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds.

Upon liquidation, dissolution or winding up of the Company, the holders of the common stock are entitled to share ratably in all aspects of the Company that are legally available for distribution, after payment of or provision for all debts and liabilities and after payment to the holders of preferred stock, if any. The holders of the common stock do not have preemptive subscription, redemption or conversion rights under our articles of incorporation. Cumulative voting in the election of Directors is not permitted. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

American Stock Transfer & Trust Company, LLC is transfer agent and registrar for our common stock.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “GIFI.”

Common Stock

We may issue common stock, separately or together with or upon conversion of or exchange for other securities, all as set forth in the applicable prospectus supplement.

Dividends. Subject to the preferences of any outstanding preferred stock and any other stock ranking prior to the common stock as to the payment of dividends, holders of our common stock will be entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available. Our ability to pay dividends to our shareholders, or the ability of our subsidiaries to transfer amounts to us necessary to fund such dividend payments, may be directly or indirectly restricted by our existing or future credit facilities, debt securities, Board of Directors, as well as applicable state corporate law.

Voting Rights. Each holder of record of common stock is entitled to one vote for each share on all matters duly submitted to shareholders for their vote or consent. Holders of our common stock do not have cumulative voting rights. As a result, the holders of more than 50% of the voting power are able to elect all of the directors, subject to any voting rights of holders of any shares of outstanding preferred stock.

Liquidation Rights. Upon the dissolution, liquidation or winding up of Gulf Island Fabrication, Inc., after payments of debts and expenses and payment of the liquidation preference plus any accrued dividends on any shares of our outstanding preferred stock, the holders of our common stock will be entitled to receive all remaining assets of Gulf Island Fabrication, Inc. ratably in proportion to the number of shares held by them, unless and to the extent that holders of any outstanding shares of preferred stock or other securities are entitled to participate with the holders of our common stock in receiving distributions of such remaining assets.

Pre-emptive and Other Rights. Holders of our common stock have no pre-emptive, subscription or conversion rights and are not subject to further calls or assessments, or rights of redemption by us.

NASDAQ. Our common stock is listed for trading on the NASDAQ Global Select Market under the trading symbol “GIFI.”

Transfer Agent. As of the date of this prospectus, the transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Preferred Stock

We may issue hereunder preferred stock in one or more series on terms to be described in a prospectus supplement.

Our Board of Directors can, without approval of our shareholders, issue one or more series of preferred stock and determine the number of shares of each series and the rights, preferences, and limitations of each series. The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a more specific description will be filed with the SEC, and the designations and rights of such preferred stock will be described in a prospectus supplement, including the following terms:

•	the series, the number of shares offered, and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable, and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable, or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible, or exchangeable for any other securities, and the terms of any such conversion or exchange; and

•	any additional rights, preferences, qualifications, limitations, and restrictions of the preferred stock.

The description of the terms of the preferred stock that will be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designation relating to the applicable series of preferred stock. The registration statement, of which this prospectus forms a part, will include the certificate of designation as an exhibit or incorporate it by reference.

Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger, or otherwise and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may:

•	rank prior to our common stock as to dividend rights, liquidation preference, or both;

•	have full or limited voting rights; and

•	be convertible into shares of common stock.

As a result, the issuance of shares of preferred stock may:

•	discourage bids for our common stock; or

•	otherwise adversely affect the market price of our common stock or any then-existing preferred stock.

Any preferred stock will, when issued, be fully paid and non-assessable.

DESCRIPTION OF DEBT SECURITIES

We may issue senior or subordinated debt securities from time to time in one or more distinct series. This section summarizes terms of the debt securities expected to be common to all series. The specific terms of any series of debt securities that we offer will be described in a prospectus supplement relating to that series of debt securities. Since the terms of specific debt securities may differ from the general information we have provided below, you should rely on information in the applicable prospectus supplement that may modify, supplement or replace any information below.

We may issue senior debt securities under a senior indenture between us and the trustee to be named in the senior indenture. We may issue subordinated debt securities under a subordinated indenture between us and the trustee to be named in the subordinated indenture. Except as we may otherwise indicate, we expect the terms of the senior indenture and the subordinated indenture to be the same or substantially the same. We use the term indentures in this prospectus to refer to both the senior indenture and the subordinated indenture.

Prior to the issuance of any securities thereunder, each indenture will be subject to and qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act. We use the term trustee to refer to either the senior indenture trustee or the subordinated indenture trustee, as applicable.

The following are summaries of the anticipated material provisions of the senior debt securities, the subordinated debt securities and the indentures, and are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. There may also be other provisions in the indentures which are important to you. We urge you to read the indenture applicable to a particular series of debt securities, including any supplements thereto, because such document or documents, and not this summary description, will define your rights as a holder of such debt securities.

General

We may issue debt securities in distinct series. The prospectus supplement relating to any series of debt securities sold hereunder will set forth the specific terms of that series, including:

•	whether the debt securities will be senior or subordinated,

•	the offering price of the debt securities and our net proceeds from the sale thereof,

•	the title and ranking of the series,

•	any limit on the aggregate principal amount that may be issued with respect to that series,

•	the maturity date or dates,

•	the rate or rates per annum, if any, at which the series will bear interest or the method of determining the rate or rates,

•	the date or dates from which interest will accrue and the date or dates at which interest will be payable;

•	the terms for redemption or early payment, if any, including any mandatory or optional sinking fund, any provisions obligating us to offer to purchase the debt securities, or similar provisions,

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period,

•	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency,

•	any defeasance provisions if different from those described below under “—Satisfaction and Discharge; Defeasance”,

•	whether the debt securities are convertible or exchangeable and, if so, a description of (i) the securities into which the debt securities are convertible or exchangeable, (ii) the terms and conditions upon which conversions or exchanges may be effected, including the initial conversion or exchange prices or ratios, and (iii) any other related provisions,

•	the terms and conditions, if any, pursuant to which the notes are secured or guaranteed,

•	whether the debt securities will be issuable in the form of global securities and, if so, the identity of the depositary for the global securities, if different than as described below under “Form of Securities”,

•	any subordination provisions, if different from those described below under “—Subordinated Debt Securities”,

•	any changes or additions to the events of default or covenants described below,

•	a description of any material United States federal income tax considerations applicable to the series,

•	whether the debt securities will be listed on any national securities exchange,

•	the names of any transfer agents, registrars, interest paying agents or depositaries, if any, that we retain with respect to the debt securities, and the place or places where interest and other payments on the debt securities will be payable, and

•	any special considerations, additional covenants or other specific provisions applicable to the series.

The debt securities may bear interest at a fixed or floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

The indentures will provide that the applicable debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series of senior or subordinated debt securities, without the consent of the holders of that series, for issuances of additional securities of that series. We do not expect that the indentures will limit the aggregate amount of debt securities that we may issue thereunder.

We do not anticipate that there will be any requirement under the senior indenture or the subordinated indenture that our future issuances of debt securities be issued exclusively under either indenture, and we expect to be free to incur debt pursuant to other indentures or agreements containing provisions different from those included in either the senior indenture or the subordinated indenture or applicable to one or more issuances of senior debt securities or subordinated debt securities, as the case may be, in connection with future issuances of other debt securities.

As a holding company without any material assets or operations, substantially all of our income and operating cash flow is dependent upon the earnings of our subsidiaries and the distribution of funds to us in the form of dividends, loans or other payments. As a result, we rely upon our subsidiaries to generate the funds necessary to meet our obligations, including the payment of amounts owed under our long-term debt, or to declare and make dividend payments to the holders of our securities. The ability of our subsidiaries to generate sufficient cash flow from operations to allow us and them to make scheduled payments on our respective obligations will depend on their future financial performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of our control. Additionally, our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts owed by us, or, subject to limited exceptions for tax-sharing purposes, to make any funds available to repay our obligations, whether by dividends, loans or other payments. The amount of dividends that our subsidiaries may pay is restricted by the law of the jurisdiction in which they were formed. Moreover, our rights to receive assets of any subsidiary upon its liquidation or reorganization (and the ability of holders of debt securities to benefit indirectly therefrom) will be effectively subordinated to the claims of creditors of that subsidiary, including trade creditors. As of September 30, 2017, our subsidiaries had no long-term debt.

Security

Our obligations under any debt securities issued may be secured by some or all of our assets or the assets of one or more of our subsidiaries. The terms and conditions pursuant to which our debt securities may be secured and will be described in the applicable prospectus supplement.

In addition, we may use a portion of the net proceeds from an offering to acquire U.S. government securities and pledge those securities to a trustee for the exclusive benefit of the holders of the debt securities (and not for the benefit of other creditors). The amount of U.S. government securities acquired will be designed to be sufficient upon receipt of scheduled interest and principal payments of such securities to provide for payment in full of a certain number of scheduled interest payments due on the debt securities. The amount of net proceeds from an offering used to acquire U.S. government securities and the number of scheduled interest payments to be secured for a particular offering of debt securities, if any, will be described in the applicable prospectus supplement. In addition, the terms and conditions pursuant to which we would pledge any U.S. government securities for the benefit of the holders of the debt securities will be described in the applicable prospectus supplement.

Registration and Denominations

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be registered debt securities and will be issued in denominations of $1,000 or any multiples thereof. The debt securities are expected to be issued partly or wholly in the form of one or more global registered securities, as described below under “Form of Securities.”

Merger, Consolidation and Sale of Assets

Nothing in the indentures are expected to prevent us from consolidating or merging with or into, or selling or otherwise disposing of all or substantially all of our assets to, another corporation, provided that (i) we agree to obtain a supplemental indenture pursuant to which the surviving entity or transferee agrees to assume our obligations under all outstanding debt securities issued under the applicable indenture and (ii) the surviving entity or transferee is organized under the laws of the United States, any state thereof or the District of Columbia.

Limitations on Liens

The applicable prospectus supplement will describe any restrictions imposed under the indentures on our ability to pledge or encumber our properties.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the indentures will define an event of default with respect to any series of debt securities as one or more of the following events:

•	failure to pay principal of or any premium on any debt security of that series when due,

•	failure to pay any interest or sinking fund payment on any debt security of that series for 30 days when due,

•	failure to perform any other covenant in the indenture continued for 90 days after being given the notice required in the indenture, and

•	our bankruptcy or insolvency.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in the final bullet point above, shall occur and be continuing, either the trustee or the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of a series, by notice in writing to us, and to the trustee if notice is given by such holders, may declare the principal amount of the debt securities of that series to be due and payable immediately.

If an event of default described in the final bullet point above shall occur, the principal amount of all debt securities of that series will automatically become immediately payable. Any payment by us of amounts owed under any outstanding subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “—Subordinated Debt Securities”.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and its consequences, except a continuing default or events of default in the payment of principal, premium, if any, or interest on the debt securities of such series.

After acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of an affected series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series,

•	the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding, and

•	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

A holder of debt securities may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security without following the procedures listed above.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to certain matters, including:

•	to fix any ambiguity, defect or inconsistency in such indenture, and

•	to change anything that does not materially adversely affect the interests of any holder of the debt securities of any series.

In addition, we and the trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding debt security of that series affected by the modification or amendment if such modification or amendment would:

•	extend the fixed maturity of any debt securities of any series, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon or reduce any premium payable upon the redemption thereof, or

•	reduce the aforesaid percentage of debt securities, the holders of which are required to consent to any such modifications or amendments.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture is expected to contain a provision that permits us to elect:

•	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding, or

•	to be released from our obligations under certain covenants described in the indentures and from the consequences of an event of default resulting from a breach of these covenants.

We refer to the first bullet point above as legal defeasance and the second bullet point above as covenant defeasance. Our legal defeasance or covenant defeasance option may be exercised only if:

•	we deposit in trust with the trustee enough money in cash or U.S. government obligations to pay in full the principal of and interest and premium, if any, on the debt securities.

•	the deposit of the money by us does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other agreement or instrument to which we are a party.

•	no default or event of default with respect to the debt securities of such series shall have occurred and be continuing on the date of the deposit of the money or during the preference period applicable to us.

•	we deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

•	in the case of legal defeasance, such legal defeasance does not result in the trust arising from the deposit of the money constituting an investment company, as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified thereunder or exempt from regulation thereunder.

•	we deliver to the trustee an officers’ certificate and opinion of counsel, each stating that all conditions precedent with respect to such defeasance have been complied with.

If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the applicable indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Subordinated Debt Securities

Payment on any subordinated debt securities issued by us will, to the extent provided in the subordinated indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. As described further above, the subordinated debt securities also will be effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries. For more information, see “—General” above.

Upon any distribution of our assets upon any dissolution, winding up, liquidation, reorganization, bankruptcy, insolvency or similar proceeding, the payment of the principal, premium, if any, and interest in respect of our subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of our senior indebtedness would be entitled to payment in full before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The subordinated indenture requires holders of designated senior indebtedness to be promptly notified if payment of the subordinated debt securities is accelerated because of an event of default.

Subject to the terms and conditions of the subordinated indenture, we may not make any payment on our subordinated debt securities, including upon redemption at the option of any holder of such subordinated debt securities or at our option, if:

•	a default in the payment of the principal, premium, if any, or interest in respect of our senior indebtedness occurs and is continuing beyond any applicable period of grace,

•	any other default that accelerates the maturity of our senior indebtedness occurs, or

•	we and the subordinated indenture trustee receive notification of certain events or events of default that could permit holders of designated senior indebtedness to accelerate its maturity.

If any holder of the subordinated debt securities receives any payment or distribution of our assets in contravention of the subordination provisions applicable to the subordinated debt securities, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness to the extent necessary.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). The failure to make any required payment with respect to any of the subordinated debt securities due to the subordination provisions of such securities will not prevent or preclude the occurrence of any event of default under the subordinated debt securities.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

A prospectus supplement relating to a particular series of subordinated debt securities will summarize the subordination provisions applicable to that series, including:

•	the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, bankruptcy, insolvency or similar proceedings,

•	the applicability and effect of such provisions in the event of specified defaults with respect to senior debt, including the circumstances under which and the period in which we will be prohibited from making payments on subordinated debt securities,

•	the definition of senior debt applicable to that series of subordinated debt securities, and

•	the aggregate amount of outstanding indebtedness as of the most recent practicable date that would rank senior to, and on parity with, that series of subordinated debt securities.

The particular terms of subordination of a series of subordinated debt securities may supersede the general subordination provisions of the subordinated indenture, and may differ from the general description of subordination presented under this heading. There are expected to be no restrictions in the subordinated indenture on the creation of additional senior debt securities or any other indebtedness.

Exchange and Transfer

Debt securities of any series may be transferred or exchanged in the manner to be described in the applicable prospectus supplement. We will not impose a service charge for any transfer or exchange, but we may require holders to pay any taxes, assessments or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing, or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents, change transfer agents or change the office of any transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Payment and Paying Agent

Unless otherwise provided in the applicable prospectus supplement:

•	the corporate trust office of the trustee will be designated as our sole paying agent,

•	payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date, and

•	payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us, subject to our right, at our option, to pay interest by mailing a check to the record holder.

We may act as our own paying agent, designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Governing Law

The indentures and the debt securities are expected to be governed by, and construed in accordance with the law of the State of New York.

Information Regarding the Trustees

We may appoint a separate trustee for any series of debt securities. Each such trustee, prior to the occurrence of an event of default, will undertake to perform only such duties as are specifically set forth in the applicable indenture and, after the occurrence of an event of default, will exercise the same degree of care as a prudent person would exercise in the conduct of such person’s own affairs. Subject to such provision, the trustees will not be required to exercise any of the rights or powers vested in them by the applicable indenture at the request, order or direction of any debt holders, unless offered reasonable security or indemnity by such holders against the costs, expenses and liabilities which might be incurred thereby. A trustee will not be required to expend or risk its own funds or incur personal financial liability in the performance of its duties if such trustee reasonably believes that repayment of such funds or liability or adequate indemnity is not reasonably assured to it. We will pay the trustees reasonable compensation and reimburse them for reasonable expenses incurred in accordance with the applicable indenture.

A trustee may resign with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to such series.

Each trustee will be permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, depositary shares, debt securities or any combination thereof. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent is expected to act solely as our agent in connection with the warrants and is not expected to assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including the following:

•	the title and aggregate number of warrants,

•	the offering price for the warrants, if any,

•	the designation and terms of the securities that may be purchased upon exercise of the warrants,

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each other security,

•	if applicable, the date on and after which the warrants and the related other securities issued therewith will be separately transferable,

•	the number or amount of securities that may be purchased upon exercise of a warrant and the price at which the securities may be purchased upon exercise, which may be payable in cash, securities or other property,

•	the dates on which the right to exercise the warrants begins and expires,

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time,

•	whether the warrants and the securities that may be issued thereunder will be issued in registered or bearer form,

•	whether the warrants will be issuable in the form of global securities and, if so, the identity of the depositary for the global securities, if different than as described below under “Form of Securities”,

•	a discussion of any material United States federal income tax considerations relating to owning or exercising the warrants,

•	the anti-dilution provisions of the warrants, if any,

•	any applicable redemption or call provisions applicable to the warrants, and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before their exercise, warrants will not entitle their holders to any rights of the holders of the securities purchasable thereunder, unless otherwise provided in the applicable prospectus supplement.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect charges that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

This summary of certain provisions of the warrants, as supplemented by any related prospectus supplement, is not complete. For the complete terms of the warrants and the warrant agreement, you should refer to the provisions of the warrant agreement that we will file with the SEC in connection with the offering of such warrants, which we urge you to read because such document, and not this summary description, will define your rights as a holder of such warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of two or more securities described in this prospectus, in any combination. Unless otherwise specified in the applicable prospectus supplement, each unit will, to the extent possible, be issued so that the holder of the unit is also the holder of each security included in the unit, and the holder of a unit will have the rights and obligations of a holder of each underlying security. The applicable prospectus supplement will describe the specific terms of any units sold hereunder, including:

•	the title and aggregate number of units,

•	the offering price of the units, if any,

•	the terms of the units and of the underlying securities, including whether and under what circumstances the securities comprising the units may be traded separately,

•	a description of the terms of any unit agreement governing the units,

•	a description of the provisions for the payment, settlement, transfer or exchange of the units,

•	a discussion of any material United States federal income tax considerations, and

•	any other material terms of the units.

The terms and conditions described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, depositary shares, debt security or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement. We urge you to read the unit agreement applicable to a particular issuance of units, because such document, and not this summary description, will define your rights as a holder of such units.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock, preferred stock, warrants or units. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the person receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement that we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the date of determining the shareholders entitled to the rights distribution;

•	the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for each share of preferred stock, common stock or other securities upon the exercise of the rights;

•	the number and terms of the shares of preferred stock, common stock or other securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights;

•	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights; and

•	any other information we think is important about the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction, or other process,

•	to investors through agents,

•	directly to agents,

•	to or through brokers or dealers,

•	to one or more underwriters for resale to investors or to the public, including through underwriting syndicates led by one or more managing underwriters,

•	in privately-negotiated transactions, and

•	through a combination of any such methods of sale.

Our common stock, preferred stock, debt securities or other securities offered hereunder may be issued upon the conversion, exercise or exchange of other securities sold hereunder. Securities may also be issued upon the division of units.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us, and such resale prices may not be disclosed in the applicable prospectus supplement.

If we sell securities in an underwritten offering, the underwriters will acquire the securities for their own account, with a view to resell the securities periodically in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any underwritten offering may be on a best-efforts or a firm-commitment basis. Unless otherwise stated in a prospectus supplement, the obligation of the underwriters to purchase any securities on a firm underwritten basis will be conditioned upon customary closing conditions.

We may offer our equity securities into an existing trading market through agents designated by us from time to time on the terms described in the applicable prospectus supplement. Underwriters, dealers and agents who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto. Any agent involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

We may also offer securities directly to our shareholders on a pro rata basis. If any of the underlying securities are not subscribed for by our shareholders in any such offering, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Under certain circumstances, we may repurchase offered securities and reoffer them to the public as set forth above. We may also arrange for the repurchase and resale of such offered securities by dealers or otherwise.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed or variable price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to prevailing market prices, or

•	at negotiated prices.

Any of the prices may vary from then-prevailing market prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of (i) discounts, concessions or commissions from the underwriters, (ii) commissions from the purchasers for whom they may act as agents, or (iii) a combination of the foregoing. Discounts, concessions and commissions may be changed from time to time. We do not expect these commissions and discounts to exceed what is customary for companies comparable to us in the types of transactions involved. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, which we refer to herein as the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	identify any such underwriter, dealer or agent,

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by underwriters and agents,

•	describe any discounts, concessions or commissions allowed by underwriters to participating dealers, and

•	identify the nature of the underwriter’s or underwriters’ obligation to purchase the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market (other than shares of our common stock or preferred stock that are listed on the NASDAQ). We will endeavor to list for trading on the NASDAQ any common stock sold pursuant to a prospectus supplement. We may elect to list any other securities offered hereunder on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, the applicable prospectus supplement may identify such underwriter.

In connection with any offering of the securities offered under this prospectus, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of securities than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters may also impose a penalty bid in any offering of securities offered under this prospectus through a syndicate of underwriters. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased securities sold by or for the account of such underwriter in certain specified transactions.

These activities by underwriters may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus. As a result, the price of such securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We do not make any representation or prediction as to the effect that any of the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

If indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Any such delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (i) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject and (ii) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

The aggregate initial offering price of all securities sold hereunder shall not exceed $200,000,000, as calculated in the manner further described in the registration statement of which this prospectus forms a part. There can be no assurance we will sell all or any of the securities offered hereby.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the following location of the SEC: Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of this information by mail addressed to the Public Reference Section of the SEC at the address provided above, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the SEC at the above address, at prescribed rates. The SEC also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of the site is http://www.sec.gov. In addition, our common stock is listed and traded on the NASDAQ Global Select Market, or NASDAQ, and you may also obtain similar information about us at the offices of the NASDAQ at One Liberty Plaza (165 Broadway), New York, NY 10006.

This prospectus is part of a registration statement we have filed with the SEC on Form S-3 relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement, a copy of which can be obtained from the SEC in any of the manners listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information.

This prospectus incorporates by reference the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the termination of the offering under this prospectus, which we refer to collectively below as the incorporated documents; provided, however, that we are not incorporating by reference, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

Gulf Island Fabrication, Inc. SEC Filings	Period or Date Filed
Annual Report on Form 10-K	Fiscal year ended December 31, 2016

Quarterly Reports on Form 10-Q	Quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017

Current Reports on Form 8-K	Filed on October 26, 2017

Description of our Common Stock on Form 8-A/A	Filed on April 4, 2009

We will provide to each person to whom this prospectus is delivered, upon written or oral request and without charge, a copy of the incorporated documents referred to above (except for exhibits, unless the exhibits are specifically incorporated by reference into the filing). You can request copies of such documents if you (i) write us at Gulf Island Fabrication, Inc., 16225 Park Ten Plaza, Suite 280, Houston, Texas 77084, Attention: Investor Relations, or (ii) call us at (713) 714-6100.

This prospectus and the incorporated documents may contain summary descriptions of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of the securities covered by this prospectus. These summary descriptions do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements to which they relate. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to this prospectus because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, may apply standards of materiality in a manner different from what may be viewed as material to you or other investors, and may no longer continue to be true as of any given date.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus or any supplement to this prospectus, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “may,” “will,” “expects,” believes,” “plans,” “estimates,” “potential,” or “continue,” or the negative thereof or other and similar expressions are forward-looking statements. In addition, in some cases, you can identify forward-looking statements by words of phrases such as “trend,” “potential,” “opportunity,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions. These forward looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. In addition to the factors set forth in this prospectus and the documents incorporated by reference in this prospectus, including under the section entitled “Risk Factors” in this prospectus and in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2016 and in any other reports that we file with the SEC, the following factors, among others, could cause actual results to differ materially from the anticipated results: oil and natural gas prices; our ability to raise or access capital; general economic or industry conditions, nationally and/or in the communities in which our company conducts business; changes in the interest rate environment; legislation or regulatory requirements; conditions of the securities markets; changes in accounting principles, policies or guidelines; financial or political instability; acts of war or terrorism; and other economic, competitive, governmental, regulatory and technical factors affecting our operations, products and prices.

All forward-looking statements speak only as of the date of this prospectus or, in the case of any documents incorporated by reference in this prospectus, the date of such document, in each case based on information available to us as of such date, and we assume no obligation to update any forward-looking statements, except as required by law.

LEGAL OPINIONS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Jones Walker LLP. If legal matters in connection with offerings made by this prospectus are passed on by other counsel for us or by counsel for any agents or underwriters retained in connection with an offering of securities hereunder, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Gulf Island Fabrication, Inc. appearing in Gulf Island Fabrication, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2016, and the effectiveness of Gulf Island Fabrication, Inc.’s internal control over financial reporting as of December 31, 2016, have been audited by

Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be borne by the Registrant in connection with the offerings described in this Registration Statement.

Registration fee	$24,900
Blue Sky fees and expenses	*
Printing and engraving expenses	*
Transfer Agent and Trustee fees and expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Miscellaneous	*

Total	*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

In accordance with Louisiana law, our Charter contains provisions eliminating the personal liability of our directors and officers to the Company and its shareholders for monetary damages for breaches of their fiduciary duties as directors or officers, except for (i) a breach of a director’s or officer’s duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or stock repurchases or redemptions that are illegal under Louisiana law, and (iv) any transaction from which a director or officer receives an improper personal benefit. As a result of the inclusion of such provisions, shareholders may be unable to recover monetary damages against directors or officers for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to shareholders in any particular case, shareholders may not have any effective remedy against the challenged conduct.

We believe that these provisions are necessary to attract and retain qualified individuals to serve as directors and officers. In addition, such provisions will allow directors and officers to perform their duties in good faith without undue concern about personal liability if a court finds their conduct to have been negligent or grossly negligent. On the other hand, the potential remedies available to our shareholders will be limited, and it is possible, although unlikely, that directors or officers protected by these provisions may not demonstrate the same level of diligence or care that they would otherwise demonstrate.

Our By-laws require us to indemnify its officers and directors against certain expenses and costs, judgments, settlements and fines incurred in the defense of any claim to which they were made parties by reason of being or having been officers or directors, subject to certain conditions and limitations.

We have entered into indemnity agreements with each of our directors and executive officers, pursuant to which we have agreed under certain circumstances to purchase and maintain directors’ and officers’ liability insurance. The agreements also provide that we will indemnify the directors and executive officers against any costs and expenses, judgments, settlements and fines incurred in connection with any claim involving a director or executive officer by reason of his position as director or executive officer that are in excess of the coverage provided by any such insurance, provided that the director or executive officer meets certain standards of conduct.

We maintain an insurance policy covering the liability of our directors and executive officers for actions taken in their official capacity. The indemnification contracts provide that, to the extent insurance is reasonably available, we will maintain comparable insurance coverage for each contracting party as long as he serves as an officer or director and thereafter for so long as he is subject to possible personal liability for actions taken in such capacities. The indemnification contracts also provide that if we do not maintain comparable insurance, we will hold harmless and indemnify a contracting party to the full extent of the coverage that would otherwise have been provided for his benefit.

Item 16.	Exhibits

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities in the post-effective amendment at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering (except to the extent otherwise provided under Rule 415(a)(6)).

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	To file an application for the purpose of determining the eligibility of the applicable trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Documents

1.1*	Form of Underwriting Agreement.

1.2*	Form of Placement Agent Agreement.

3.1	Composite Articles of Incorporation of the Company incorporated by reference to Exhibit 3.1 of the Company’s Form 10-Q filed April 23, 2009.

3.2	Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed November 4, 2016.

4.1	Specimen Common Stock Certificate incorporated by reference to the Company’s Form S-1 filed on February 14, 1997 (Registration Number 333-21863).

4.2*	Form of Certificate of Designations to be used in connection with the future issuance of preferred stock.

4.3**	Form of Senior Indenture between Gulf Island Fabrication, Inc. and one or more trustees to be named.

4.4**	Form of Subordinated Indenture between Gulf Island Fabrication, Inc. and one or more trustees to be named.

4.5*	Form of Senior Debt Security.

4.6*	Form of Subordinated Debt Security.

4.7*	Form of Warrant Agreement.

4.8*	Form of Unit Agreement

4.9*	Form of Rights Agreement

5.1**	Opinion of Jones Walker LLP

12.1**	Calculation of Ratio of Earnings to Fixed Charges

23.1**	Consent of Ernst & Young LLP

23.2	Consent of Jones Walker LLP (included in Exhibit 5.1).

25.1***	Statement of Eligibility of Trustee on Form T-1 under the Senior Indenture.

25.2***	Statement of Eligibility of Trustee on Form T-1 under the Subordinated Indenture.

*	To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, to be incorporated herein by reference, in connection with an offering of the registered securities.
**	Filed herewith.
***	To be filed in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on November 17, 2017.

Gulf Island Fabrication, Inc.

By:	/s/ David Schorlemer
David Schorlemer Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Kirk J. Meche, Todd Ladd and David Schorlemer, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file such amendments with all exhibits thereto, and all supplements and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated above.

/s/ Kirk J. Meche Kirk J. Meche	President, Chief Executive Officer and Director

/s/ Todd Ladd Todd Ladd	Executive Vice President and Chief Operating Officer

/s/ John Laborde John Laborde	Chairman of the Board

/s/ Gregory Cotter Gregory Cotter	Director

/s/ Michael Flick Michael Flick	Director

/s/ William Chiles William Chiles	Director

/s/ Christopher Harding Christopher Harding	Director

/s/ Jerry Dumas Sr. Jerry Dumas Sr.	Director

/s/ Murray Burns Murray Burns	Director

/s/ Michael Keeffe Michael Keeffe	Director

/s/ David Schorlemer David Schorlemer	Executive Vice President, Chief Financial Officer and Treasurer